Exhibit 99.1

RumbleOn Reports First Quarter 2025 Financial Results

IRVING, Texas – May 7, 2025 – RumbleOn, Inc. (NASDAQ: RMBL), the "Company" or "RumbleOn", today announced results for the first quarter ended March 31, 2025.

Key First Quarter 2025 Highlights (Compared to First Quarter 2024):
•Revenue of $244.7 million decreased 20.5%, driven by a 3,399 decline in unit sales in the Company's powersports segment and an $8.8 million decline in revenue in the vehicle transportation services segment
•Net loss improved to $9.7 million compared to $10.3 million
•Selling, general & administrative expense (SG&A) was $61.1 million, a $12.8 million reduction compared to $73.9 million
•Adjusted EBITDA(1) declined $0.7 million to $7.0 million compared to $7.7 million
•Operating cash outflows totaled $6.9 million compared to inflows of $17.0 million in 2024
•Repaid $38.8 million 6.75% convertible senior notes at their maturity on January 2, 2025

"I am proud of the results the team delivered amidst a challenging backdrop for consumers. Although we experienced a year-over-year volume decline in our powersports segment, the team is making progress on our turnaround initiatives, and we are looking forward to building on this momentum,” stated Michael Quartieri, RumbleOn’s Chairman, Chief Executive Officer, and Interim Chief Financial Officer.

First Quarter 2025 Results

	First Quarter
($ in millions)	2025	2024	YOY Change
Revenue	$244.7	$307.8	(20.5)%
Gross Profit	$67.2	$82.6	(18.6)%
SG&A	$61.1	$73.9	(17.3)%
Adjusted SG&A(1)	$57.5	$72.6	(20.8)%
Operating Income	$3.8	$5.2	(26.9)%
Net Loss	$(9.7)	$(10.3)	5.8%
Adjusted EBITDA(1)	$7.0	$7.7	(9.1)%

Unit Retail Sales:
New Powersports	8,013	10,503	(23.7)%
Pre-owned Powersports	4,307	5,005	(13.9)%

	Three Months Ended March 31,
($ in millions)	2025	2024	YOY Change
Operating Cash Flow	$(6.9)	$17.0	(140.6)%
Capital Expenditures	$(0.5)	$(0.6)	16.7%
Free Cash Flow(1)	$(7.4)	$16.4	(145.1)%
	Mar. 31,	Dec. 31,
	2025	2024	Change
Cash (unrestricted)	$41.1	$85.3	(51.8)%
Long-term Debt, including Current Maturities	$215.5	$251.1	(14.2)%
Non-Vehicle Debt	$229.3	$267.4	(14.2)%
Non-Vehicle Net Debt(1)	$188.2	$182.1	3.3%
(1) Adjusted SG&A, EBITDA, Adjusted EBITDA, Free Cash Flow, and Non-Vehicle Net Debt are non-GAAP measures. Reconciliations of GAAP to non-GAAP financial measures are provided in accompanying financial schedules.

First Quarter 2025 — Segment Results

Powersports Segment

	First Quarter
$ in millions, except per unit	2025	2024	YOY Change
Unit Sales (#)
Retail
New	8,013	10,503	(23.7)%
Pre-owned	4,307	5,005	(13.9)%
Total retail	12,320	15,508	(20.6)%
Wholesale	866	1,077	(19.6)%
Total Powersports Unit Sales	13,186	16,585	(20.5)%

Revenue
New retail vehicles	$120.1	$155.0	(22.5)%
Pre-owned retail vehicles	48.1	54.0	(10.9)%
Wholesale vehicles	3.8	5.8	(34.5)%
Finance & Insurance, net	21.1	25.8	(18.2)%
Parts, Services, and Accessories	46.1	52.9	(12.9)%
Total Powersports Revenue	$239.2	$293.5	(18.5)%

Gross Profit
New retail vehicles	$16.3	$19.2	(15.1)%
Pre-owned retail vehicles	7.8	10.5	(25.7)%
Wholesale vehicles	0.1	—	NM
Finance & Insurance, net	21.1	25.8	(18.2)%
Parts, Services, and Accessories	20.8	23.6	(11.9)%
Total Powersports Gross Profit	$66.1	$79.1	(16.4)%
Powersports GPU(1)	$5,365	$5,099	5.2%
(1) Calculated as total powersports gross profit divided by total retail units sold.
NM = Not meaningful.

Vehicle Transportation Services Segment

	First Quarter
($ in millions)	2025	2024	Change
Vehicles Transported (#)	8,625	24,637	(65.0)%
Vehicle Transportation Services Revenue	$5.5	$14.3	(61.5)%
Vehicle Transportation Services Gross Profit	$1.1	$3.5	(68.6)%

Balance Sheet, Liquidity and Cash Flow

The Company ended the quarter with $56.2 million in total cash, inclusive of restricted cash, and $188.2 million of non-vehicle net debt. Availability under the Company's powersports short-term revolving floor plan lines of credit totaled approximately $115.2 million as of March 31, 2025. Total Available Liquidity, defined as total cash plus availability under floorplan credit facilities, was $171.4 million as of March 31, 2025. Cash outflows from operating activities were $6.9 million for the first quarter of 2025, compared to cash inflows of $17.0 million for the same period in 2024. Cash flow from operations in 2024 benefited from the proceeds from the sale of the Company's loans receivable portfolio.

Investor Conference Call
RumbleOn's management will host a conference call to discuss these results on May 7, 2025 at 7:00 a.m. Central Time (8:00 a.m. Eastern Time). To access the conference call, United States callers may dial 1-800-717-1738 (1-646-307-1865 for callers outside of the United States) and enter conference ID 06816. A live and archived webcast will be accessible from RumbleOn's Investor Relations website at https://investors.rumbleon.com.

About RumbleOn
RumbleOn, Inc. (NASDAQ: RMBL), operates through two operating segments: a powersports dealership group and a vehicle transportation services entity, Wholesale Express, LLC ("Express"). We believe our Powersports group is the largest powersports retail group in the United States offering a wide selection of new and pre-owned motorcycles, all-terrain vehicles, utility terrain or side-by-side vehicles, personal watercraft, snowmobiles and other powersports products. We also offer parts, apparel, accessories, finance & insurance products and services, and aftermarket products from a wide range of manufacturers. We are one of the largest purchasers of pre-owned powersports vehicles in the United States and utilize our proprietary RideNow Cash Offer technology to acquire vehicles directly from consumers. Our Express business provides asset-light transportation brokerage services facilitating automobile transportation primarily between and among dealerships and auctions throughout the United States. To learn more, please visit https://www.rumbleon.com.

Forward-Looking Statements
This press release contains "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995, which statements may be identified by words such as "expects," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's SEC filings, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:
investors@rumbleon.com

Non-GAAP Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Free Cash Flow, Non-Vehicle Net Debt, and Adjusted SG&A (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.

RumbleOn, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in millions, except per share amounts)

	First Quarter
	2025	2024
Revenue:
Powersports vehicles	$172.0	$214.8
Parts, service and accessories	46.1	52.9
Finance and insurance, net	21.1	25.8
Vehicle transportation services	5.5	14.3
Total revenue	244.7	307.8
Cost of revenue:
Powersports vehicles	147.8	185.1
Parts, service and accessories	25.3	29.3
Vehicle transportation services	4.4	10.8
Total cost of revenue	177.5	225.2
Gross profit	67.2	82.6
Selling, general and administrative	61.1	73.9
Depreciation and amortization	2.3	3.5
Operating income (loss)	3.8	5.2
Other income (expense):
Floor plan interest expense	(2.8)	(4.0)
Other interest expense, net	(10.8)	(12.1)
Other income (expense)	0.2	0.3
Total other expense	(13.4)	(15.8)
Loss before income taxes	(9.6)	(10.6)
Income tax expense (benefit)	0.1	(0.3)
Net loss	$(9.7)	$(10.3)

Weighted average shares-basic and diluted	37.8	35.1
Net loss per share - basic and diluted	$(0.26)	$(0.29)
Common shares outstanding, at period end	37.8	35.2

RumbleOn, Inc.
Condensed Consolidated Balance Sheets
 ($ in millions)

	(Unaudited)
	Mar. 31, 2025	Dec. 31, 2024
ASSETS
Current assets:
Cash	$41.1	$85.3
Restricted cash	15.1	11.4
Accounts receivable, net	26.8	30.5
Inventory	272.6	240.6
Prepaid expense and other current assets	2.7	3.6
Total current assets	358.3	371.4
Property and equipment, net	61.7	63.5
Right-of-use assets	155.9	157.1
Franchise rights and other intangible assets	161.8	161.9
Other assets	1.2	1.3
Total assets	$738.9	$755.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other current liabilities	$74.3	$75.4
Vehicle floor plan notes payable	240.9	209.9
Current portion of long-term debt	0.4	39.1
Total current liabilities	315.6	324.4
Long-term liabilities:
Long-term debt	215.1	212.0
Operating lease liabilities	129.0	129.8
Other long-term liabilities, including finance lease obligation	52.3	52.3
Total long-term liabilities	396.4	394.1
Total liabilities	712.0	718.5
Commitments and contingencies
Stockholders’ equity:
Additional paid-in capital	700.8	700.9
Accumulated deficit	(669.6)	(659.9)
Treasury stock	(4.3)	(4.3)
Total stockholders’ equity	26.9	36.7
Total liabilities and stockholders’ equity	$738.9	$755.2

RumbleOn, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
($ in millions)

	Three Months Ended Mar. 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9.7)	$(10.3)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	2.3	3.5
Amortization of debt issuance costs	2.5	2.2
Stock-based compensation	(0.1)	1.4
Deferred taxes	—	(0.4)
Interest paid-in-kind capitalized in debt principal	0.8	0.3
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	3.7	16.8
Inventory	(32.0)	(6.2)
Prepaid expenses and other assets	0.9	2.2
Other liabilities	0.3	0.4
Accounts payable and accrued liabilities	(0.1)	3.9
Floor plan trade note borrowings(1)	24.5	3.2
Net cash provided by (used in) operating activities(1)	(6.9)	17.0
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment(1)	(0.5)	(0.6)
Technology development	—	(0.1)
Net cash used in investing activities(1)	(0.5)	(0.7)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of debt	(38.8)	(35.3)
Increase in borrowings from non-trade floor plans(1)	6.5	5.7
Other financing	(0.8)	(0.3)
Net cash used in financing activities(1)	(33.1)	(29.9)
NET CHANGE IN CASH	(40.5)	(13.6)
Cash and restricted cash at beginning of period	96.7	77.0
Cash and restricted cash at end of period	$56.2	$63.4

(1) Certain amounts for the three months ended March 31, 2024 have been adjusted from what was reported previously.

RumbleOn, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

EBITDA and Adjusted EBITDA

We define EBITDA as net loss adjusted to add back interest expense, the impact of income taxes, depreciation and amortization. Adjusted EBITDA further adds back non-cash stock-based compensation, management transition costs, certain litigation expenses not associated with our ongoing operations, and other non-recurring costs and credits, as these recoveries, charges and expenses are not considered a part of our core business operations and are not necessarily an indicator of ongoing, future company performance. Adjusted EBITDA is reduced by floor plan interest expense. Our industry typically treats Interest expense on vehicle floor plan debt as operating expense, as vehicle floor plan debt is integral to our operations and is collateralized by our powersports vehicles.

Adjusted EBITDA is one of the primary metrics we use to evaluate the financial performance of our business. We present Adjusted EBITDA because we believe it is helpful in highlighting trends in our operating results and it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry.

A reconciliation of net loss to EBITDA and Adjusted EBITDA is provided below:

	First Quarter
	2025	2024
Net loss (GAAP)	$(9.7)	$(10.3)
Add back:
Floor plan interest expense	2.8	4.0
Other interest expense	10.8	12.1
Depreciation and amortization	2.3	3.5
Income tax expense (benefit)	0.1	(0.3)
EBITDA (non-GAAP)	6.3	9.0
Adjustments:
Floor plan interest expense	(2.8)	(4.0)
Stock-based compensation	(0.1)	1.4
Lease expense associated with favorable related party leases in excess of contractual lease payments	0.3	0.3
Other non-recurring costs(1)	2.2	0.9
Management transition costs	1.1	0.1
Adjusted EBITDA (non-GAAP)	$7.0	$7.7

(1) Other non-recurring costs, which include one-time expenses, such as costs incurred for litigation not part of our normal, ongoing operations. For the 2024 period, this also included costs for a canceled service contract.

RumbleOn, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

Free Cash Flow

We define Free Cash Flow as cash flows from operating activities less capital expenditures of property and equipment (not including acquisitions). We view free cash flow when assessing the Company's sources of liquidity and capital resources. We believe that free cash flow is helpful in understanding the Company's capital requirements and provides an additional means to reflect the cash flow trends in the Company's business. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

A reconciliation of cash flows from operating activities to Free Cash Flow is provided below:

	First Quarter
	2025	2024
Cash flows from operating activities (GAAP)	$(6.9)	$17.0
Less:
Capital expenditures	(0.5)	(0.6)
Free Cash Flow (non-GAAP)	$(7.4)	$16.4

Non-Vehicle Net Debt

We define Non-Vehicle Net Debt as total principal of long-term debt, including current maturities, less unrestricted cash. Our restricted cash is principally related to vehicle floor plan debt and is therefore not part of this calculation. Vehicle floor plan debt and finance lease obligations are not included in this measure. We believe that Non-Vehicle Net Debt is useful to investors and analysts as a measure of our financial position. We use Non-Vehicle Net Debt to monitor and compare our financial position from period to period.

A reconciliation of total long-term debt, including current maturities to Non-Vehicle Net Debt is provided below:

	As of Mar. 31, 2025	As of Dec. 31, 2024
Long-term debt, including current maturities (GAAP)	$215.5	$251.1
Add back: unamortized debt discount and issuance costs	13.8	16.3
Principal of long-term debt, including current maturities	229.3	267.4
Less: unrestricted cash	(41.1)	(85.3)
Non-Vehicle Net Debt (non-GAAP)	$188.2	$182.1

RumbleOn, Inc.
Non-GAAP Measures
(Unaudited)
($ in millions)

Adjusted SG&A

We define Adjusted SG&A as SG&A adjusted to deduct transaction costs, certain litigation expenses not associated with our ongoing operations, management transition costs and other non-recurring costs, as these charges and expenses are not considered a part of our core business operations and are not necessarily an indicator of the ongoing run rate of our SG&A. We use Adjusted SG&A to measure our progress toward achieving our goals. Adjusted SG&A is a non-GAAP financial measure and should not be used as a replacement for SG&A reported in compliance with GAAP. Adjusted SG&A has certain limitations in that it does not represent the total SG&A for the period. Therefore, we think it is important to evaluate Adjusted SG&A along with SG&A and our overall statement of operations.

A reconciliation of SG&A to Adjusted SG&A is below:

	First Quarter
	2025	2024
SG&A (GAAP)	$61.1	$73.9
% of Gross Profit	90.9%	89.5%
Adjustments:
Lease expense associated with favorable related party leases in excess of contractual lease payments	(0.3)	(0.3)
Other non-recurring costs(1)	(2.2)	(0.9)
Management transition costs	(1.1)	(0.1)
Adjusted SG&A (non-GAAP)	$57.5	$72.6
% of Gross Profit	85.6%	87.9%
(1) Other non-recurring costs, which include one-time expenses incurred, such as litigation costs outside the Company's ongoing operations. For the 2024 period, this amount also included costs for a canceled service contract.

RumbleOn, Inc.
Supplementary Data
(Unaudited)

Key Term Loan Credit Agreement Covenant Compliance Calculations as of March 31, 2025(1)

Consolidated Total Net Leverage Ratio		4.7x
Covenant	Maximum Allowed	9.5x

Consolidated Senior Secured Net Leverage Ratio		4.7x
Covenant	Maximum Allowed	9.0x
(1) Calculated in accordance with our credit agreement.